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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             FIBERNET HOLDCO, INC.


                  FiberNet Holdco, Inc. (the "Corporation"), a Delaware corporation, hereby certifies as follows:


         1. The date of filing of the Corporation's Certificate of Incorporation (the "Certificate") with the Secretary of State of Delaware was May 17, 2000 under the name FiberNet Holdco, Inc.

         2.       The Certificate is hereby amended by deleting the content of
ARTICLE I thereof in its entirety and inserting in lieu thereof the following:

                  "The name of the corporation (herein called the "Corporation") is FiberNet Telecom Group, Inc."

         3. This Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.


                  IN WITNESS WHEREOF, the undersigned officer of FiberNet Holdco, Inc. has executed this Certificate of Amendment to the Certificate of Incorporation this 31st day of July, 2000.

                                        FIBERNET HOLDCO, INC.

                                        By: /s/ Michael S. Liss
                                           --------------------------
                                           Name: Michael S. Liss
                                           President and Chief Executive Officer